eFiled & eRecorded
DATE: 1/12/2023
TIME: 4:22 PM
DEED BOOK: 01203
PAGE: 00055 - 00079
RECORDING FEES: $25.00
INTANGIBLE TAX: $0.00
PARTICIPANT ID: 4250802722,7067927936
CLERK: Marcia Inman
Worth County, GA
NOTE: AS

[SPACE RESERVED FOR RECORDING INFORMATION]

[TAX PARCEL NO 0074005300A]

RECORD AND RETURN TO:
TK MANAGEMENT SERVICES, LLC
PO BOX 425
NEW HOPE, PA 18938

Maturity date January 6, 2024

DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT, AND FIXTURE FILING

This Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement, Financing Statement, and Fixture Filing (as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time, this "**Security Deed**"), dated as of the 6th day of January 2023, is made by Foxx Trot Tango, LLC, a Wyoming limited liability company having its principal office at 258 North West End Blvd, Quakertown, PA 18951 ("**Grantor**"), in favor of TK Management Services, LLC, a Pennsylvania limited liability company, having an address at PO Box 425, New Hope, PA 18938 (together with its successors and assigns, "**Grantee**").

THIS SECURITY DEED SERVES AS A FIXTURE FILING UNDER THE GEORGIA UNIFORM COMMERCIAL CODE PURSUANT TO O.C.G.A. § 11-9-502. GRANTEE DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE GRANTOR AS THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

RECITALS

A. Grantor has executed and delivered to Grantee a Promissory Note dated on or about this same date as this instrument ("**Note**").

B. Grantee is desirous of securing the prompt payment of the Note together with interest, charges, and prepayment fees, if any, thereon in accordance with the terms of the Note, and any

additional indebtedness accruing to Grantee on account of any future payments, advances, or expenditures made by Grantee pursuant to the Note or this Security Deed and any additional sums with interest thereon which may be loaned to Grantor by Grantee or advanced under the Loan Documents (as hereinafter defined) (all hereinafter collectively referred to as the "**Secured Indebtedness**").

C. Pursuant to that certain Note and Guaranty Agreement, and other loan documents dated as of as of the same date of this Security Deed, by and among Grantor, as the borrower, Grantee, as the lender, and Christopher B. Ferguson as Guarantor (as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time, the "**Loan Agreement**"), Grantee has agreed to make a loan and certain other financial accommodations to or for the account of Grantor on the conditions and in accordance with the terms thereof.

D. It is a condition of the obligation of Grantee to extend credit to Grantor under the Loan Agreement and the other Loan Documents (defined below) that Grantor execute and deliver this Security Deed.

E. Grantor will receive substantial benefit from the execution, delivery, and performance of the Note and the other Loan Documents (defined below) and is, therefore, willing to enter into this Security Deed.

F. Grantor is the owner of the fee simple estate in the Land (defined below) and Improvements (defined below).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the due and punctual payment and performance of all of the Secured Indebtedness as and when the same becomes due and payable, Grantor hereby represents, warrants, covenants, and agrees for the benefit of Grantee as follows:

ARTICLE I
DEFINITIONS

For purposes of this Security Deed, the following terms shall have the following meanings. Capitalized terms used in this Security Deed without definition shall have the meanings ascribed to such terms in the Note.

"**Assignment of Leases and Rents**" means that certain Assignment of Leases and Rents dated as of the same date of this Security Deed by Grantor in favor of Grantee, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

"**Casualty**" has the meaning as may be set forth in the Note.

"**Compliance Notice**" has the meaning set forth in Section Section 6.14.

"**Condemnation Event**" " has the meaning as may be set forth in the Note.

"Default Rate" has the meaning set forth in the Note.

"Environmental Indemnity Agreement" Not Applicable.

"Event of Default" has the meaning set forth in the Loan Agreement.

"Excluded Property" - None

"Fixtures and Equipment" has the meaning set forth in Section Section 2.01(b).

"Grantee" has the meaning set forth in the introductory paragraph.

"Grantor" has the meaning set forth in the introductory paragraph.

"Guaranty Agreement(s)" means that certain Guaranty Agreemen dated as of the date of this Security Deed and executed by Christopher B. Ferguson guaranteeing the payment of the Guaranteed Obligations (as defined in the Guaranty Agreement), as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

"Improvements" has the meaning set forth in Section Section 2.01(b).

"Land" has the meaning set forth in Section Section 2.01(a).

"Leases" has the meaning set forth in Section Section 2.01(e).

"Loan Agreement" has the meaning set forth in the recitals.

"Loan Documents" means, collectively, this Security Deed, which includes the Assignment of Leases and Rents, the Loan Agreement, the Note, the Guaranty Agreement, and all other instruments and documents at any time executed by Grantor or any Obligor (as hereinafter defined) relating to, evidencing, or setting out any of the terms of or security for the Secured Obligations, and the term **"Loan Document"** means any of the Loan Documents, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

"Non-Monetary Obligations" means any and all obligations of the Grantor under the Loan Documents that are not related to the making of any payments required under the Loan Documents.

"Note" has the meaning set forth in the recitals.

"Obligor" means Grantor, any Guarantor under the Guaranty Agreement, together with their respective successors and assigns.

"Other Security Deeds" Not applicable

"Permitted Exceptions" None.

"Personal Property" has the meaning set forth in this Security Deed.

"Property" has the meaning set forth in Section Section 2.01.

"Property Agreements" has the meaning set forth in Section Section 2.01(f).

"Receiver" has the meaning set forth in Section Section 6.05.

"Release" has the meaning set forth in Section Section 7.17

"Rents" has the meaning set forth in Section Section 2.01(d).

"Secured Indebtedness" has the meaning set forth in the recitals and the Loan Agreement/Security Agreement.

"Secured Obligations" means collectively, the Secured Indebtedness, the Nonmonetary Obligations, and all other obligations of the Grantor under the Loan Documents.

"Security Agreement" means this Security Deed executed by Grantor granting a security interest in the Collateral (as defined therein), as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

"Security Deed" has the meaning set forth in the introductory paragraph.

"UCC" has the meaning set forth in Section Section 2.01(b).

ARTICLE II
GRANT AND SECURED OBLIGATIONS

Section 2.01 Grant. In order to secure the due and punctual payment and performance of all of the Secured Obligations as and when the same becomes due and payable, whether at a stated due date, maturity date, by acceleration, or otherwise, Grantor hereby irrevocably and absolutely does by these presents GRANT, CONVEY, WARRANT, SET OVER, TRANSFER, ASSIGN, BARGAIN, AND SELL to Grantee, its successors and assigns, with all powers of sale and all statutory rights under the laws of the State of Georgia, and grants to Grantee a security interest in, all of Grantor's present and hereafter acquired estate, right, title and interest in, to, and under the following described property now owned or held or hereafter acquired from time to time (collectively referred to herein as the "**Property**") provided, however, that in no event shall the Property include any Excluded Property:

(a) All that certain tract or parcel of land lying and being in Worth County, Georgia and being more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "**Land**") and all minerals, oil, gas and other hydrocarbon substances, sand, gravel, and other materials that may be mined, produced, or extracted from the Land, in, on, or under the surface of the Land (to the extent owned by Grantor), as well as all development rights, permits, licenses, air rights, water, water rights, water stock, utility reservations, sanitary sewer, and other utility capacities relating to the Land.

(b) All buildings, structures and other improvements of every kind and nature whatsoever now or hereafter situated on the Land (collectively, the "**Improvements**"), all apparatus, equipment, fittings, fixtures, machinery, materials, supplies, and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter affixed or attached to, installed in, or used in connection with the operation or maintenance of the Land or Improvements including any fixtures as defined in the Uniform Commercial Code in effect in the jurisdiction in which the Land and Improvements are located and/or where Grantor is located or organized (the "**UCC**") and any appliances, storm doors and windows, lighting, plumbing, pipes, pumps, tanks, conduits, sprinkler and other fire prevention or suppression, refrigeration, incineration, escalator, elevator, loading, security, water, steam, gas, electrical, telephone, cable, internet, switchboards, storm and sanitary sewer, drainage, HVAC, boilers, waste removal, or other utility equipment or systems (collectively, "**Fixtures and Equipment**") and building, construction, development and landscaping supplies and materials now or hereafter affixed to or located at the Land or the Improvements and all replacements, substitutions, and additions to the foregoing.

(c) All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, utility reservations and capacity rights, waters, water courses, water rights and powers, estates, rights, titles, interests, minerals, royalties, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way now or hereafter belonging, relating, or appertaining to the Land or the Improvements, or any part thereof and the reversions, remainders, rents, issues, and profits thereof; and all right to receive excess payments in any tax sale of the Land and the Improvements.

(d) Any and all rents, revenues, issues, profits, royalties, income, cash proceeds, security deposits, accounts, moneys, and other benefits that are now due or may hereafter become due by reason of the renting, leasing, bailment of all or any portion of the Land or the Improvements, or the use or occupancy thereof (collectively "**Rents**").

(e) Subject to the rights of Grantor hereunder and under the Loan Documents, all leasehold estates, leases, subleases, sub-subleases, licenses, concessions, occupancy agreements, or other agreements (written or oral, now or at any time in effect and every modification, amendment, or other agreement relating thereto, including every guarantee of the performance and observance of the covenants, conditions, and agreements to be performed and observed by the other party thereto) which grant a possessory interest in, or the right to use or occupy, all or any part of the Land and/or Improvements, together with all related security and other deposits (in each case, as amended, amended and restated, supplemented, renewed, extended, substituted, or otherwise modified from time to time, collectively, "**Leases**").

(f) All other contracts and agreements in any way relating to, executed in connection with, or used in, the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition, management, or ownership of the Land and/or Improvements or the sale of goods or services produced in or relating to the Land and/or Improvements (collectively, in each case as amended, amended and restated, supplemented, renewed, extended, substituted, or otherwise modified from time to time,

the "**Property Agreements**") including: (i) all construction contracts, architects' agreements, engineers' contracts, utility contracts, letters of credit, escrow agreements, maintenance agreements, management, leasing, and related agreements, parking agreements, equipment leases, service contracts, operating leases, catering and restaurant leases and agreements, agreements for the sale, lease or exchange of goods or other property, agreements for the performance of services, permits, variances, licenses, certificates, and entitlements; (ii) all material agreements and instruments under which Grantor or any of its affiliates or the seller of the Land and/or Improvements have remaining rights or obligations in respect of Grantor's acquisition of the Land and/or Improvements or equity interests therein; (iii) business licenses, variances, entitlements, certificates, state health department licenses, liquor licenses, food service licenses, certificates of need, and all other permits, licenses, and rights obtained from any governmental authority or private person; (iv) all rights of Grantor to receive monies due and to become due under or pursuant to the Property Agreements; (v) all claims of Grantor for damages arising out of or for breach of or default under the Property Agreements; and (vi) all rights of Grantor to terminate, amend, supplement, modify, or waive performance under the Property Agreements, to compel performance and otherwise to exercise all remedies thereunder, and, with respect to Property Agreements that are letters of credit, to make any draws thereon.

(g) All insurance or other settlement proceeds relating to or arising out of the foregoing, all proceeds of a sale of all or any portion of the foregoing, and all causes of action, claims, compensation, awards, damages, proceeds, payments, relief or recoveries, including interest thereon, as a result of any Casualty or Condemnation Event of all or any part of the Land and/or Improvements or for any damage or injury to it or for any loss or diminution in value of the Land and/or Improvements (collectively, the "**Proceeds**").

(h) To the extent not included in the foregoing, all cash and non-cash proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, additions, renewals, extensions, substitutions, replacements, and accessions of and to any and all of the foregoing.

Grantor hereby warrants that Grantor has good and marketable title in fee simple to the Property, is lawfully seized and possessed of the Property and every part thereof, and has the right to convey same; that Grantor will forever warrant and defend the title to the Property unto Grantee against the claims of all persons whomsoever; and that the Property is unencumbered except as set forth on Grantee's title insurance policy dated on or about even date herewith regarding the Property.

TO HAVE AND TO HOLD the Property and the rights, remedies, and privileges hereby granted and conveyed unto Grantee forever, in fee simple, for the purpose of securing the due and punctual payment and performance of all of the Secured Obligations as and when the same becomes due and payable, whether at the stated maturity, by acceleration, or otherwise.

Section 2.02 Secured Obligations. This Security Deed is made and intended to secure the due and punctual payment and performance of all of the Secured Obligations as and when the same become due and payable, whether at the stated maturity, by acceleration or otherwise.

Section 2.03 Maximum Amount Secured; Last Dollar. The maximum aggregate principal amount of indebtedness that is or under any contingency may be secured by this Security Deed is ONE MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($1,500,000), plus accrued interest and other amounts due under the Note, plus, to the extent permitted by applicable law, protective advances, including without limitation amounts advanced for the payment of taxes, insurance premiums, maintenance and repairs, collection costs, and other costs incurred for the protection of the Property or the preservation of the lien and security interest of this Security Deed, in each case together with interest thereon. All such amounts are secured by this Security Deed and are deemed to be part of the Secured Indebtedness. So long as the aggregate outstanding amount of the Secured Indebtedness exceeds the above-referenced maximum secured principal amount, any payments or repayments of any portion of the Secured Indebtedness shall not be deemed to be applied against or to reduce the amount secured by this Security Deed.

ARTICLE III
ASSIGNMENT OF LEASES AND RENTS

Section 3.01 Assignment of Leases and Rents.

(a) Grantor hereby absolutely, presently, irrevocably, and unconditionally grants, assigns, and transfers to Grantee all of Grantor's present and future right, title, interest, and estate in, to and under all Leases and Rents, whether now owned or hereafter acquired and the absolute, present, irrevocable, and unconditional right to receive, collect and possess all Rents.

(b) Grantor will not, without Grantee's prior written consent: (i) execute an assignment or pledge of any Rents and/or any Leases; or (ii) accept any prepayment of any installment of any Rents more than thirty (30) days before the due date of such installment, and in any event no more than thirty (30) days in advance of the then current month. Grantor will not permit any Lease or any part thereof to become subordinate to any lien other than the lien hereof.

(c) This Article III constitutes an absolute, present, irrevocable, and unconditional assignment of Leases and Rents to Grantee and not merely a collateral assignment of, or the grant of a lien or security interest in or on, Leases and Rents. Such grant, assignment, and transfer shall not be construed to: (i) bind Grantee to the performance of any of the covenants, conditions, or provisions contained in any Lease or otherwise impose any obligation upon Grantee; or (ii) create, or operate to place or impose, any responsibility, obligation, or liability upon Grantee for: (A) the control, care, maintenance, management, or repair of the Property; (B) any dangerous or defective condition of the Property, including, without limitation, the presence of any environmental contamination or conditions; (C) any waste committed on the Property by

any person; and/or (D) any negligence in the management, upkeep, repair, or control of the Property.

Section 3.02 Revocable License.

(a) Notwithstanding the grant, assignment and transfer of Leases and Rents from Grantor to Grantee pursuant to Section 3.01, Grantee grants to Grantor a revocable license to collect and receive Rents as they become due, and to retain, use, and apply Rents to the payment of the Secured Obligations and to the costs and expenses incurred in connection with the operation and maintenance of the Property, and to exercise all rights as landlord under any Lease, in each case subject to the terms of this Security Deed and the other Loan Documents. After the occurrence and during the continuance of an Event of Default, Grantor shall collect and receive all such Rents as trustee for the benefit of Grantee.

(b) From and after the occurrence and during the continuance of any Event of Default:

(i) The revocable license granted to Grantor pursuant to Section 3.02(a) shall immediately and automatically, with or without notice from Grantee, cease and terminate and shall be void and of no further force or effect;

(ii) Grantee shall immediately and automatically be entitled to receive, collect, and possess all Rents (whether or not Grantee enters upon or takes control of the Property or has a receiver appointed for the Property or takes any other action), as hereinafter provided in this Security Deed;

(iii) Grantor shall, immediately upon written demand by Grantee, notify in writing all tenants under Leases that all Rents due thereunder from and after the date of such notice shall be paid to Grantee at its address set forth in this Security Deed, or at such other place as Grantee shall notify Grantor or the tenants in writing; and

(iv) Any portion of Rents then or thereafter received or held by Grantor shall be payable immediately upon written demand to Grantee for application by Grantee, at its option, to the payment of the Secured Indebtedness and/or expenses in connection with the operation and maintenance of the Property.

(c) It is agreed that, if the Event of Default that gave rise to the termination of the revocable license pursuant to Section 3.02(a) is cured, then the revocable license granted pursuant to Section 3.02(a) shall be reinstated for so long as no other Event of Default shall occur and be continuing, subject to the provisions of this Section 3.02.

(d) Notwithstanding the license granted to Grantor, upon the occurrence and during the continuance of an Event of Default, Grantor agrees that, at Grantee's sole option from time to time, Grantee, and not Grantor, shall be deemed to be the creditor of each tenant under each Lease in respect of any and all assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution, or receivership

proceedings affecting each tenant, with an option to apply in accordance with the Loan Documents any money received from such tenant in reduction of any amounts due under the Loan Documents. In each such case, Grantee or Grantor at Grantee's direction shall be obligated to file or make timely filings of claims in such proceedings and to otherwise pursue creditor's rights in such proceedings.

Section 3.03 Certain Rights of Grantee. From and after any revocation of the license granted pursuant to Section 3.02(a), Grantee shall, at its option and in addition to its other rights and remedies provided in this Security Deed and the other Loan Documents and/or at law or in equity, have the immediate and continuing right, power, and authority, either personally or by agent without bringing any foreclosure or other action or proceeding, or by a receiver appointed by a court and without the necessity of taking possession of the Property in its own name, and without the need for any other authorization or action by Grantor or Grantee, to take any or all of the following actions:

(a) Notify any tenant or other person that Leases have been assigned to Grantee and that all Rents are to be paid directly to Grantee.

(b) Settle, compromise, release, extend the time of payment for, and make allowances, adjustments, and discounts of, any Rents or other obligations in, to and under Leases.

(c) Settle, compromise, release, extend the time of payment for, and make allowances, adjustments, and discounts of, any Rents or other obligations in, to, and under Leases.

(d) Lease all or any part of the Property and/or modify, amend, renew, or terminate any Leases.

(e) Perform any and all obligations of Grantor under Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor's rights and obligations thereunder.

ARTICLE IV
SECURITY AGREEMENT AND FIXTURE FILING

Section 4.01 Security Agreement. This Security Deed shall also constitute a security agreement and fixture filing within the meaning of the UCC with respect to all of Grantor's present and future estate, right, title, and interest in, to, and under the Fixtures and Equipment and any portion of the Property that is not real property (the "**Personal Property**"). Grantor hereby grants to Grantee a security interest in and to the Personal Property and the Fixtures and Equipment and every component thereof, and hereby transfers and assigns to Grantee all of Grantor's present and future estate, right, title, and interest in, to, and under the Personal Property and the Fixtures and Equipment and every component thereof, to secure the due and punctual payment and performance of all of the Secured Obligations as and when the same becomes due and payable, whether at the stated maturity, by acceleration, or otherwise. With respect to the Fixtures and Equipment, upon the occurrence and during the continuance of an Event of Default,

Grantee shall also have the right: (a) to proceed against the Fixtures and Equipment in accordance with Grantee's rights and remedies with respect to the Land, in which event the provisions of the UCC shall not govern the default and Grantee's remedies; or (b) to proceed against the Fixtures and Equipment separately from the Land in accordance with the UCC. If Grantee elects to proceed under the UCC, then thirty days' notice of sale of the Personal Property and/or the Fixtures and Equipment shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like incurred by Grantee shall include, but not be limited to, reasonable attorneys' fees and expenses. At Grantee's request, Grantor shall assemble the Personal Property and make it available to Grantee at a place designated by Grantee which is reasonably convenient to both parties. Grantor hereby authorizes Grantee to file financing and continuation statements under the UCC in such filing offices as may be necessary, advisable, or required by law in order to create, establish, perfect, preserve, and protect the security interest hereunder.

Section 4.02 Fixture Filing. The filing or recording of this Security Deed shall constitute a fixture filing under the Georgia Uniform Commercial Code pursuant to O.C.G.A. § 11-9-502 with respect to that portion of the Property which is or will become Fixtures and Equipment. The "**Secured Party**" is Grantee and the "**Debtor**" is Grantor. The name, type of organization, jurisdiction of organization, and mailing addresses of the Secured Party and of the Debtor are set out in the preamble to this Security Deed. The organizational identification number of Grantor shall be provided by Grantor. The land to which the Fixtures and Equipment are related is the Land, and Grantor is the record owner of the Land. Grantee directs this fixture filing to be indexed against the Grantor as the record owner of the Land described herein.

Section 4.03 This Security Deed Paramount. If Grantor has executed and delivered to Grantee one or more separate security agreements in connection with the Secured Indebtedness, such security agreements and the security interests created thereby are in addition to and not in substitution of this Security Deed and the liens and security interests created hereby, and this Security Deed shall be in addition to and not in substitution of such security agreements and security interests. In all cases, this Security Deed and the aforesaid security agreements shall be applied and enforced in harmony with and in conjunction with each other to the end that Grantee realizes fully upon its rights and remedies in each and the liens and security interests created by each. If conflicts exist among this Security Deed and such other security agreements, Grantee may elect which of such instruments govern with respect to each category of Property encumbered hereby and thereby.

ARTICLE V
GRANTOR'S COVENANTS

Section 5.01 Grantor's Covenants.

(a) Grantor shall not sell, transfer, convey, lease, let, mortgage, pledge, encumber, create, or permit a lien on or security interest in, or otherwise hypothecate all or any part of the Property except for (i) Permitted Exceptions and (ii) other liens, encumbrances, and transfers expressly permitted under the Loan Agreement.

(b) Grantor shall forever warrant and defend the title to the Property unto Grantee against the claims of all persons whomsoever.

(c) Grantor shall perform and pay to Grantee the Secured Indebtedness with interest thereon as and when the same becomes due and payable in accordance with the terms thereof and shall perform and comply with all of the Non-Monetary Obligations and covenants and provisions of the Loan Agreement, which are incorporated herein by this reference.

ARTICLE VI
REMEDIES

Section 6.01 Remedies Following Event of Default. Upon the occurrence and during the continuance of an Event of Default, in addition to any other rights, remedies and powers that Grantee may have under the other Loan Documents or as provided by law, Grantee (either personally or by its agents, nominees, or attorneys) may immediately take such action, without notice or demand, as it deems advisable to protect and enforce the lien and security interest hereof and its rights hereunder, including without limitation the following actions, each of which may be pursued in its own name or in the name of Grantor, concurrently or otherwise, at such time and in such manner as Grantee may determine in its sole discretion, without impairing or otherwise affecting the other rights, remedies, and powers of Grantee:

(a) Entry and Possession. (i) Enter upon and take possession of the Property, with or without the appointment of a Receiver or an application therefor; (ii) dispossess and exclude Grantor and its agents and servants wholly therefrom by summary proceedings or otherwise; (iii) take possession of all books, records, and accounts relating thereto; (iv) use, operate, manage, control, insure, maintain, repair, restore, improve, alter, and otherwise deal with all and every part of the Property and conduct the business thereat; (v) make, cancel, enforce, or modify Leases and obtain and evict tenants; (vi) demand, sue for, collect, and receive the rents, incomes, issues, and profits of the Property and apply the same, after payment of all charges and expenses (including reasonable attorneys' fees and expenses), on account of the Secured Obligations; or (vii) require Grantor to transfer and assign to Grantee, in form satisfactory to Grantee, Grantor's interest as lessor in any Lease now or hereafter affecting the whole or any part of the Property, it being understood that in the event Grantor fails to render an assignment of Leases to Grantor this document shall upon the occurrence of any Event of Default serve as a de facto notice of such assignment to any interested party.

(b) Payment of Sums. Pay any sums in any form or manner deemed expedient by Grantee to protect the lien and security interest of this Security Deed or to cure any Event of Default other than payment of principal of or interest on the Secured Indebtedness; make any payment hereby authorized to be made according to any bill, statement or estimate furnished or procured from the appropriate public officer or the party claiming payment without inquiry into the accuracy or validity thereof, and the receipt of any such public officer or party in the hands of Grantee shall be conclusive evidence of the validity and amount of items so paid, in which event the amounts so paid, with interest thereon from the date of such payment at the Default Rate shall be added to

and become a part of the Secured Indebtedness and be immediately due and payable to Grantee; and Grantee shall be subrogated to any encumbrance, lien, claim or demand, and to all the rights and securities for the payment thereof, paid or discharged with the principal sum secured hereby or by Grantee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security to this instrument.

(c) Acceleration. Declare the entire Secured Indebtedness immediately due, payable and collectible, regardless of maturity, and, in that event, the entire Secured Indebtedness shall become immediately due, payable and collectible; and thereupon Grantee may institute proceedings to foreclose this Security Deed, either by judicial action or by the exercise of the statutory power of sale, if permitted by applicable law, or to enforce its provisions or any of the indebtedness or obligations secured by this Security Deed.

(d) Foreclosure Sale. Institute a foreclosure action in accordance with the law of the state where the Property is located, or take any other action as may be allowed, at law or in equity, for the enforcement of the Secured Indebtedness and realization on the Property (or such part or parts thereof as Grantee may from time to time elect to foreclose upon) or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Grantee may proceed to final judgment and execution for the amount owed as of the date of the judgment, together with all costs of suit, reasonable attorneys' fees, and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Grantee is the purchaser at the foreclosure sale of the Property, in lieu of paying cash Grantee may make settlement for all or a portion of the purchase price by crediting the net sale proceeds (after deducting all costs and expenses of enforcing the Secured Obligations, including reasonable attorneys' fees and expenses) against the Secured Obligations.

(e) Other Rights. Exercise any and all rights, remedies, and powers accruing to a secured party under this Security Deed, the other Loan Documents, the UCC, or any other applicable law or available in equity.

Section 6.02 Power of Sale. Grantee may sell and dispose of the Property at public auction, at the usual place for conducting sales at the courthouse in the county where the Property or any part thereof may be located, to the highest bidder for cash, first advertising the time, terms, and place of such sale by publishing a notice thereof once a week for four consecutive weeks immediately preceding the date of sale (without regard to the actual number of days) in a newspaper in which sheriff's advertisements are published in said county, all other notice being hereby waived by Grantor to the fullest extent permitted by applicable law; and Grantee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Property in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and Grantor hereby constitutes and appoints Grantee or its assigns agent and attorney-in-fact to make such recitals, sale, and conveyance, and all the acts of such attorney-in-fact are hereby ratified, and Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that the conveyance to be made by Grantee, or its assigns (and in

the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtesy, and all other exemptions of Grantor, or its successors in interest, in and to said Property; the power and agency hereby granted are coupled with an interest and are irrevocable by bankruptcy, insolvency, incompetency, death, dissolution, or otherwise, and are in addition to any and all other remedies which Grantee may have at law or in equity. One or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the Secured Indebtedness is paid in full and all other obligations under this Security Deed are fully performed or the entire Property is sold. At any such sale, Grantee, its agents, representatives, successors, or assigns may bid for and acquire, as purchaser, the Property or any part thereof and may at its option credit bid by reducing the Secured Indebtedness by the amount bid at the sale.

Section 6.03 Sale in Parcels. In any action to foreclose this Security Deed, at the election of Grantee the Property or any part thereof may be sold together or separately, in one sale or separate sales, in one parcel and as an entirety, or in such parcels, manner, or order as Grantee in its sole discretion may elect, and one or more exercises of the rights and powers herein granted shall not extinguish or exhaust Grantee's rights and powers unless the entire Property is sold or the Secured Indebtedness is paid in full.

Section 6.04 Deficiency Judgment. If permitted by applicable law, Grantee may sue for and obtain a judgment for any deficiency remaining in the Secured Obligations after applications of all amounts received from the exercise of the rights provided in Section 6.01(d) and Section 6.02.

Section 6.05 Receiver. In any action to foreclose this Security Deed, or upon the occurrence and during the continuance of an Event of Default, Grantee shall have the right to apply for the appointment of a receiver, trustee, liquidator, or conservator (a "**Receiver**") of the rents and profits or of the Property, or both, without notice, and shall be entitled to the appointment of such a Receiver as a matter of right, without consideration of the value of the Property as security for the amounts due Grantee, or the solvency of any person or entity liable for the payment of such amounts. Grantor hereby consents to such appointment and waives notice of any application therefor (except as may be required by applicable law).

Section 6.06 Grantee's Right to Sue. Grantee shall have the right from time to time to sue for any sums, whether interest, principal, or any installment of either or both, taxes, penalties, or any other sums required to be paid under the terms of this Security Deed, without regard to whether or not all of the Secured Indebtedness shall be due on demand and without prejudice to the right of Grantee thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

Section 6.07 No Obligation to Marshal Assets. In exercising its rights and remedies hereunder, Grantee shall have no obligation whatsoever to marshal assets or to realize upon all of the Property. Grantee shall have the right to realize upon all or any part of the Property from time to time as Grantee deems appropriate. Grantor hereby waives any right to have any of the Property marshaled in connection with any sale or other exercise of Grantee's rights, remedies, and powers hereunder.

Section 6.08 Remedies Cumulative. The rights, powers and remedies of Grantee granted and arising under this Security Deed and the other Loan Documents are separate, distinct, and cumulative of other rights, powers, and remedies granted herein or therein and all other rights, powers, and remedies that Grantee may have at law or in equity, none of which are to the exclusion of the others and all of which are cumulative to the rights, powers, and remedies provided at law for the collection of indebtedness, enforcement of rights under security deeds, and preservation of security. No act of Grantee shall be construed as an election to proceed under any one provision herein or under the Note, this Security Deed, or any other Loan Document to the exclusion of any other provision, or an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

Section 6.09 Discontinuance of Proceedings. If Grantee commences the enforcement of any right, power, or remedy, whether afforded under this Security Deed or otherwise, and including without limitation foreclosure or entry upon the Property, and such enforcement is then discontinued or abandoned for any reason, or is determined adversely to Grantee, then and in every such case Grantor and Grantee shall be restored to their former positions and rights hereunder, without waiver of any Event of Default and without novation, and all rights, powers, and remedies of Grantee shall continue as if no such enforcement had been commenced.

Section 6.10 Expenses. Grantor shall reimburse Grantee on demand for all reasonable out-of-pocket costs, fees, and expenses (including reasonable and actually incurred expenses and fees of its counsel) incurred by Grantee in connection with the transactions contemplated hereby, including the negotiation, documentation, and execution of this Security Deed and the other Loan Documents and the enforcement of Security Deed's rights, powers, or remedies hereunder, thereunder, or available under applicable law, all of which sums are part of the Secured Indebtedness and are secured by this Security Deed. Grantor's statutory rights of reinstatement, if any, are expressly conditioned upon Grantor's payment of the foregoing and of all sums required under any applicable reinstatement statute and performance of all required acts thereunder.

Section 6.11 Grantor as Tenant at Sufferance. If Grantor or its successors, assigns, or tenants remain in possession of the Property after the Property is sold or transferred as provided above, or after Grantee otherwise becomes entitled to possession of the Property, then Grantor and its successors, assigns, and tenants shall become tenants at sufferance of Grantee or the purchaser of the Property and shall either: (a) pay a reasonable rental for the use of the Property after the date of such sale, transfer, or possession; or (b) vacate the Property immediately upon the demand of Grantee or such purchaser. If Grantor or its successors, assigns, or tenants fail to vacate the Property as required under this paragraph, then Grantor and its successors, assigns, and tenants may be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

Section 6.12 Grantor's Waivers. To the fullest extent permitted by law, Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Property, except as otherwise provided herein or in the other Loan Documents, hereby:

(a) Waives any and all rights which it may have to notice prior to seizure by Grantee of the Property or any part thereof under the provisions of this Security Deed, whether such seizure is by writ of possession or otherwise.

(b) Waives and renounces all right of homestead exemption in the Property and any other right to designate all or any portion of the Property as exempt from forced sale under any provision of the Constitution or laws of the United States, the state where the Land and Improvements are located, or any other state in the United States.

(c) Acknowledges the right to accelerate the Secured Indebtedness and the power given to Grantee to sell the Property by foreclosure without any notice, other than such notice (if any) as is specifically required to be given hereunder or under applicable law, and waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of intent to accelerate, notice of acceleration of maturity and diligence in connection with the enforcement of the Secured Indebtedness, or the taking of any action to collect sums owing under the Loan Documents.

(d) Waives the benefit of all laws now or subsequently in effect providing for: (i) any appraisement before sale of any portion of the Property; (ii) any extension of the time for the enforcement of the collection of the Secured Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt; and (iii) exemption of the Property from attachment, levy, or sale under execution or exemption from civil process.

(e) Agrees not at any time to insist upon, plead, claim, or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension, or redemption, or requiring foreclosure of this Security Deed before exercising any other remedy granted hereunder.

(f) Waives any right to retain possession of the Property during the continuation of an Event of Default and all rights of redemption from sale under any order or decree of full or partial foreclosure.

(g) EXPRESSLY: (1) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE SECURED INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY DEED; (2) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE FIFTH AND FOURTEENTH AMENDMENTS TO THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTION FOR THE STATE OF GEORGIA, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY PROVIDED TO GRANTEE IN THIS SECURITY DEED, EXCEPT SUCH NOTICE AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS SECURITY DEED; (3) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS BEEN AFFORDED AN OPPORTUNITY TO

CONSULT WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; (4) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY, AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION; AND (5) AGREES THAT GRANTOR'S RIGHTS TO NOTICE SHALL BE LIMITED TO THOSE RIGHTS TO NOTICE PROVIDED BY THIS SECURITY DEED AND NO OTHER.

INITIAL:__________

Section 6.13 Right of Setoff. In addition to any rights, remedies, or powers now or hereafter granted under applicable law, and not by way of limitation of any such rights, Grantee is hereby authorized by Grantor at any time or from time to time, without notice to Grantor, any other Obligor, or any other person, any such notice being hereby expressly waived, to setoff any obligations or liabilities any time held or owing by Grantee to or for the credit or the account of Grantor or any other Obligor against the Secured Indebtedness, the Non-Monetary Obligations, and any other obligations and liabilities of Grantor or any such Obligor to Grantee, including, but not limited to, all claims of any nature or description arising out of or connected with this Security Deed, the Note, or any other Loan Document, irrespective of whether or not Grantee has made any demand hereunder or has declared the Secured Indebtedness to be due and owing and although said obligations and liabilities, or any of them, may be contingent or not matured.

Section 6.14 Right to Cure Violations. If Grantor or Grantee receives notice of a current or pending violation of any applicable law, rule, regulation, ordinance, code, requirements, covenants, conditions, restrictions, orders, licenses, permits, or approvals related to the maintenance, repair, replacement, nuisance, or other condition of the Property or any Improvements or tangible property thereon (a "**Compliance Notice**") and (a) an Event of Default has occurred and is continuing or (b) such violation in the reasonable good faith judgment of Grantee is likely to have a material adverse effect on its rights and remedies under this Security Deed or on the value of the Property, then Grantee and any person authorized by Grantee shall have the right, but not the obligation, to enter upon the Property at any reasonable time to repair, alter, replace, clean up, or perform any necessary or appropriate work or maintenance activities that, in Grantee's sole discretion, are necessary or advisable to comply with the requirements of the Compliance Notice and cure the alleged, possible, or pending violation. Grantee shall have the right to remove any tangible property, motor vehicles, rubbish, stored materials, debris, refuse, trash, or other items on the Property and to dispose of the same, as Grantee may determine in its sole discretion without being deemed guilty of trespass or theft of such items.

Section 6.15 Application of Proceeds. The proceeds of the Property, together with any other sums that may be held by Grantee under this Security Deed, whether under the provisions of this Article VI or otherwise, shall be applied in the same manner as is provided for the application of proceeds pursuant to the Note and other Loan Documents.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Amendments, Extensions, and Modifications. No amendment, supplement, or other modification of this Security Deed shall be effective unless it is in writing and executed by Grantor and Grantee.

Section 7.02 Counterparts; Entire Agreement. This Security Deed and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Security Deed and the other Loan Documents constitute the entire contract of Grantor and Grantee with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Security Deed and the Loan Documents or any amendment, modification, or supplement thereto by facsimile or in electronic (i.e., ".pdf" or ".tif") format shall be effective as delivery of a manually executed counterpart of this Security Deed and the Loan Documents.

Section 7.03 Successors and Assigns. This Security Deed may be assigned or transferred, in whole or in part, by Grantee to any person, at any time, without notice to or the consent of Grantor. Grantor may not assign or transfer this Security Deed or any of its rights hereunder without the prior written consent of Grantee. This Security Deed shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns. The terms "Grantor" and "Grantee" shall include the legal representatives, heirs, executors, administrators, successors and assigns of the parties hereto, and all those holding under either of them. The term "Grantee" shall include any payee of the Secured Indebtedness and any transferee or assignee thereof, whether by operation of law or otherwise.

Section 7.04 No Merger. In the event that Grantee's interest under this Security Deed and title to the Property or any estate therein shall become vested in the same person or entity, this Security Deed shall not merge in such title but shall continue as a valid lien or security interest on the Property for the amount secured hereby, unless expressly provided otherwise in writing executed by the person in whom such interests, title, and estate are vested.

Section 7.05 Relationship of Parties. The relationship of Grantee to Grantor is that of a creditor or lender to an obligor (inclusive of a person obligated on a supporting obligation) or debtor; and in furtherance thereof and in explanation thereof, Grantee has no fiduciary, trust, advisor, business consultant, guardian, representative, partnership, joint venture, or other similar relationship to or with Grantor and no such relationship shall be drawn or implied from this Security Deed or any of Grantee's actions or inactions hereunder or with respect hereto or from any prior relationship between the parties. Grantee has no obligation to Grantor or any other person relative to administration of the Secured Indebtedness or the Property, or any part or parts thereof.

Section 7.06 Commercial Transaction. The interest of Grantee under this Security Deed and the liability and obligation of Grantor for the payment and performance of the Secured Obligations arise from a commercial transaction.

Section 7.07 Defined Terms; Rules of Construction. The rules of construction set forth in the Note apply to this Security Deed and are incorporated herein by specific reference, as if such rules were fully set forth herein.

Section 7.08 Joint and Several Liability. If more than one party executes this Security Deed as a grantor, the term "Grantor" means all parties signing, and each of them, and each agreement, obligation, Non-Monetary Obligation, and Secured Indebtedness of Grantor shall be and mean the several as well as joint undertaking of each of them.

Section 7.09 Headings. The headings of the various articles, sections, and subsections in this Security Deed are for reference only and shall not define, expand, or limit any of the terms or provisions hereof.

Section 7.10 Severability. If any term or provision of this Security Deed is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Security Deed or invalidate or render unenforceable such term or provision in any other jurisdiction. [Upon any determination that any term or other provision hereof is invalid, illegal, or unenforceable, Grantor and Grantee shall negotiate in good faith to modify this Security Deed so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.]

Section 7.11 Governing Law. This Security Deed and any claim, controversy, dispute, or cause of action (whether in contract, equity, tort, or otherwise) based upon, arising out of or relating to this Security Deed and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to principles of conflicts of law.

Section 7.12 Submission to Jurisdiction.

(a) Grantor hereby irrevocably and unconditionally: (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Security Deed may be brought in the courts of the State of Georgia or of the United States of America for the Southern District of Georgia: and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Grantor in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 7.12 shall affect the right of Grantee to: (i) commence legal proceedings or otherwise sue Grantor in any other court having jurisdiction over Grantor; or (ii) serve process upon Grantor in any manner authorized by the laws of any such jurisdiction.

Section 7.13 Waiver of Venue. Grantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Security Deed or the Secured Obligations in any court referred to in Section 7.12 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.14 Waiver of Jury Trial. GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR

INDIRECTLY RELATING TO THIS SECURITY DEED, THE OTHER LOAN DOCUMENTS, THE SECURED OBLIGATIONS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, EQUITY, TORT, OR ANY OTHER THEORY. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

Section 7.15 Notices. Unless specifically stated otherwise in this Security Deed, all notices, requests, and communications required or permitted to be delivered hereunder shall be in writing and delivered to all persons at the addresses below, by one of the following methods:

(a) Hand delivery, whereby delivery is deemed to have occurred at the time of delivery.

(b) A nationally [or regionally] recognized overnight courier company, whereby delivery is deemed to have occurred the Business Day following deposit with the courier.

(c) Registered United States Mail, signature required and postage-prepaid, whereby delivery is deemed to have occurred on the third Business Day following deposit with the United States Postal Service.

(d) Electronic transmission (facsimile or email) provided that the transmission is completed no later than 5:00 p.m. on a Business Day and the original also is sent via overnight courier or U.S. Mail, whereby delivery is deemed to have occurred at the end of the Business Day on which electronic transmission is completed.

To Grantor:	Name: Foxx Trot Tango, LLC Address: 258 North West End Blvd, Quakertown, PA 18951
with a copy to:	Name: Address: Telephone: Facsimile:

eFiled & eRecorded
DATE: 1/12/2023
TIME: 4:22 PM
DEED BOOK: 01203
PAGE: 00074

Email:

To Grantee: Name: TK Management Services, LLC
Address: PO Box 425, New Hope, PA 18938
Telephone: N/A
Facsimile: N/A
Email: kellytown1@verizon.net

with a copy to: Name:
Address:
Telephone:
Facsimile:
Email:

Any party may change its address for purposes of this Section 7.15 by giving written notice as provided in this Section 7.15.

All notices and demands delivered by a party's attorney on a party's behalf shall be deemed to have been delivered by said party. Notices shall be valid only if served in the manner provided in this Section 7.15.

Provided, that the "copy to" notice be given as set forth above is a courtesy copy only; and a notice given to such person is not sufficient to effect giving a notice to the principal party, nor does a failure to give such a courtesy copy of a notice constitute a failure to give notice to the principal party.

Section 7.16 No Waiver; No Course of Dealing; No Invalidity. No failure to exercise and no delay in exercising on the part of Grantee of any right, remedy, or power hereunder, or rights, remedies, and powers otherwise provided by law or available in equity, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any Event of Default or if any subsequent Event of Default occurs, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. No act or inaction of Grantee under this Security Deed shall be deemed to constitute or establish a "course of performance or dealing" that would require Grantee to so act or refrain from acting in any particular manner at a later time under similar or dissimilar circumstances. Wherever possible, each provision of this Security Deed shall be interpreted in such manner as to be effective and valid to the maximum extent allowed under applicable law.

Section 7.17 Release of Security Deed.

(a) Release on Satisfaction of Secured Obligations. If at any time during the period of this Security Deed the Secured Indebtedness has been paid and the Non-Monetary Obligations have been performed in full, no indebtedness remains outstanding under the Loan Documents, and Grantee has no further obligation under the Loan Documents to make any additional advances to Grantor, then Grantee, at Grantor's cost and expense (including, without limitation, reasonable attorneys' fees and expenses), shall execute and deliver as required by law a release, reconveyance, satisfaction or cancellation (a "**Release**") of this Security Deed and such other documentation (including

without limitation UCC-3 termination statements) as may be reasonably necessary to effectuate the release and termination of Grantee's liens and security interests on the Property.

(b) Release on Full Payment of Secured Indebtedness. If full payment prepayment occurs pursuant to and in accordance with the provision of the Note, then upon delivery to Grantee of all items required to be delivered pursuant to the Loan Agreement, Grantee will, at Grantor's cost and expense (including, without limitation, reasonable attorneys' fees and expenses), execute and deliver to Grantor a Release of this Security Deed and such other documentation (including without limitation UCC-3 termination statements) as may be reasonably necessary to effectuate the release and termination of Grantee's liens and security interests on the Property.

(c) Compliance with Applicable Laws. The foregoing provisions relating to the release, reconveyance, satisfaction, or cancellation of this Security Deed shall not be deemed or construed to supersede any obligation of Grantee to cause the release, reconveyance, satisfaction, or cancellation of this Security Deed that may be addressed by applicable law of the state in which the Land and Improvements are located, and it is expressly declared to be the intention and agreement of Grantee to comply with the requirements of applicable law with respect to such obligation.

Section 7.18 After-Acquired Property. This Security Deed shall encumber, encompass, cover, and apply to and include any and all "after-acquired property" of Grantor located at, adjacent, or adjoining to, or in any way associated with the use or operation of Property, and such after-acquired property shall be a part of the Property. In furtherance of the foregoing, Grantor has given, granted, bargained, sold, and conveyed, and by these presents does give, grant, bargain, sell, and convey unto Grantee all of Grantor's right, title, and interest in and to said after-acquired property. The after-acquired property identified by Grantee from time to time may also be identified in a notice of extension filed in the real property records in which this Security Deed is recorded or in any other county in which the after-acquired property is located. Grantor agrees that Grantee has the absolute, irrevocable right and power, which right and power is coupled with an interest, to file one or more notices of extension, and that all after-acquired property of Grantor identified by Grantee, whether through a notice of extension or otherwise, shall secure the due and punctual payment and performance of all of the Secured Indebtedness as and when the same becomes due and payable, with interest (including post-petition interest) thereon, and all renewals, extensions, rearrangements, modifications, replacements, amendments, amendments and restatements, or supplements thereof. This Section 7.18 is intended to be and is an "after-acquired property clause" and shall be construed in accordance with the provisions of the applicable laws of the state in which the Land and Improvements are located that authorize or govern after-acquired property clauses in security deeds.

Section 7.19 Multiple Security Deeds. Not Applicable.

Section 7.20 Time of Essence. Time is of the essence of this Security Deed.

eFiled & eRecorded
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TIME: 4:22 PM
DEED BOOK: 01203
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Section 7.21 Security Deed Not a Mortgage. This instrument is a deed passing title pursuant to the laws of the State of Georgia governing loans or security deeds and is not a mortgage.

Section 7.22 Lien of This Security Deed. The words "lien" or "lien of this Security Deed" or words of similar import shall mean the lien, security title, and security interest created and conveyed by this Security Deed as a security deed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has caused this Security Deed to be executed and sealed on or as of January 6, 2023 and to be effective as of the date first set forth above.

FOXX TROT TANGO, LLC

By______________________
Name: Christopher B. Ferguson
Title: Authorized Member

Signed, sealed, and delivered in the presence of:

____
Unofficial Witness
Print Name: BRETT VROMAN

____
Notary Public
Print Name: RACHEL CHELI STROHL
Commission Expiration Date: MAY 11, 2023

[NOTARIAL SEAL]

Commonwealth of Pennsylvania - Notary Seal
RACHEL CHELI STROHL - Notary Public
Lehigh County
My Commission Expires May 11, 2023
Commission Number 1262455

eFiled & eRecorded
DATE: 1/12/2023
TIME: 4:22 PM
DEED BOOK: 01203
PAGE: 00078

EXHIBIT A

LEGAL DESCRIPTION